UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2007, Mr. H. Laurance Fuller and Ms. Indra Nooyi each advised the Board of Directors of Motorola, Inc. (the “Company”) of their decision not to stand for re-election to the Board of Directors at the Company’s 2007 Annual Meeting of Stockholders. Mr. Fuller and Ms. Nooyi will continue to serve as directors of the Company until the 2007 Annual Meeting of Stockholders, which is currently scheduled for May 7, 2007. Pursuant to the Company’s Bylaws, the size of the Board has been reduced to 11, effective at the 2007 Annual Meeting of Stockholders.
Mr. Fuller, 69, is retiring one year in advance of the mandatory retirement age of 70 set forth in the Company’s Board Governance Guidelines. Ms. Nooyi’s decision not to stand for re-election is due to her becoming Chief Executive Officer of PepsiCo, Inc. on October 1, 2006 and, as recently announced, Chairman on May 2, 2007, and the resulting additional responsibilities of these positions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: February 27, 2007	By:	/s/ A. Peter Lawson
A. Peter Lawson
Executive Vice President, General Counsel and Secretary